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                                                    Exhibit 23(c)


                         BP AMOCO p.l.c.

               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BP Amoco p.l.c. of our report dated February 24, 1998, relating to the financial statements and financial statement schedules of Amoco Corporation for the years ended December 31, 1997 and 1996 which appears in
Item 19 of BP Amoco p.l.c.'s Annual Report on Form 20-F for the year ended December 31, 1998.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, IL
May 27, 1999